UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 3, 2008
Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747
(Address of principal executive offices)
(631) 962-2000
(Registrant’s telephone number, including area code)
     N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities
     On January 3, 2008, OSI Pharmaceuticals, Inc. (“OSI”) entered into a definitive agreement to offer and sell $175 million aggregate principal amount of 3% Convertible Senior Subordinated Notes due 2038 (the “Notes”) to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., the initial purchasers of the notes under the agreement (the “Initial Purchasers”). In addition, OSI granted the Initial Purchasers an option to purchase an additional $25 million aggregate principal amount of the Notes to cover overallotments. The Initial Purchasers exercised the overallotment option in full, and the closing of the sale of $200 million aggregate principal amount of the Notes occurred on January 9, 2008. The offering generated net proceeds of approximately $193.2 million. Aggregate estimated offering expenses in connection with the transaction, including the Initial Purchasers’ discount of $6 million, were approximately $6.8 million. OSI used a portion of the net proceeds to fund repurchases of approximately 1.5 million shares of its common stock (“Common Stock”) concurrently with the offering for an aggregate price of $65 million. The remainder of the net proceeds will be used to repurchase or otherwise retire its 3.25% convertible senior subordinated notes due 2023 (if not converted) and for general corporate purposes.
     On January 9, 2008, OSI issued the Notes to the Initial Purchasers in a private placement in reliance on Section 4(2) under the Securities Act of 1933, as amended (the “Act”), for resale in transactions exempt from the registration requirements of the Act to persons reasonably believed by the Initial Purchasers to be “qualified institutional buyers” as defined in Rule 144A under the Act. The issuance was pursuant to an Indenture, dated January 9, 2008, between OSI and The Bank of New York, as Trustee under the Indenture. The Notes provide for 3% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008. Interest will accrue on the Notes from and including January 9, 2008, and the Notes will mature on January 15, 2038.
     OSI will be obligated to pay contingent interest to holders of the Notes during any six-month period from January 15 to July 14 and from July 15 to January 14, commencing after January 14, 2013, if the average market price of the Notes for a five trading day measurement period preceding the applicable six-month period equals 120% or more of the principal amount of the Notes. The contingent interest payable per Note within any six-month period will be based on an annual rate of 0.25% of the average market price of a Note for the five trading day measuring period and will be payable on the regular interest payment date immediately following the relevant six-month period.
     The Notes will be convertible only under certain circumstances, as described below. If, at the time of conversion, the daily volume-weighted average price per share for a 20 trading day period (“VWAP”) of Common Stock is less than or equal to approximately $73.82 per share, which is referred to as the base conversion price, the Notes will be convertible into 13.5463 shares of Common Stock per $1,000 principal amount of Notes, which is referred to as the base conversion rate, subject to adjustment upon the occurrence of certain events. If, at the time of conversion, the VWAP of the Common Stock exceeds the base conversion price of $73.82 per share, the conversion rate will be determined pursuant to a formula resulting in the holders’ receipt of up to a maximum of 20.9968 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment upon the occurrence of certain events. From and after January 15, 2013, the conversion rate for the Notes will be fixed. The Notes are convertible until the close of business on the business day immediately preceding the maturity date, in multiples of $1,000 in principal amount, at the option of the holder only under the following circumstances: (1) during any fiscal quarter beginning after March 31, 2008, and only during such fiscal quarter, if the closing sale price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 130% of the base conversion price per share; (2) during the five business day period after any period of five consecutive trading days in which the trading price per $1,000 principal amount of Notes for each trading day of that period was less than 97% of the product of the closing sale price of the Common Stock on such day and the applicable daily conversion rate for such day; (3) if OSI calls the Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; (4) if specified distributions to holders of the Common Stock are made; (5) if a fundamental change occurs; or (6) beginning on December 15, 2037 and ending at the close of business on the business day immediately preceding the maturity date.
     A holder will receive in respect of each $1,000 principal amount of the Notes converted, a number of shares of Common Stock equal to the sum of the “daily share amounts” for each of the 20 consecutive trading days in the applicable conversion reference period. With respect to trading days prior to January 15, 2013, the daily share amount for a given trading day in the applicable conversion reference period is an amount equal to the fraction of (i) the VWAP for such trading day multiplied by the “applicable daily conversion rate,” divided by (ii) the VWAP on such trading day multiplied by 20. If the VWAP is less than or equal to the base conversion price then the applicable daily conversion rate will be equal to the base conversion rate. If the VWAP is greater than the base conversion price, the applicable daily conversion rate is equal to the sum of the base conversion rate plus the product of: (i) 55% of the base conversion rate, multiplied by (ii) a fraction equal to the VWAP less the base conversion price, divided by the VWAP for the pertinent trading day. OSI will have the right to deliver cash in lieu of all or a portion of such shares, subject to certain limitations. If a fundamental change transaction occurs before January 15, 2013, and a holder elects to convert Notes in connection with the transaction, OSI may be required to pay a “make whole premium” by delivering additional shares of stock (or cash in lieu of such shares) based on an increase in the applicable base conversion rate for the Notes determined by the effective date of the fundamental change and the stock price paid per share in such transaction. Notwithstanding the foregoing, in no event will the conversion rate under the Notes exceed 22.3513 shares of Common Stock per $1,000 principal amount of the Notes, subject to certain proportional adjustments applicable to the base conversion rate.
     On or after January 15, 2013, OSI may from time to time at its option redeem the Notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the Notes OSI redeems, plus any accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of redemption.
     On January 15, 2013, 2018, 2023, 2028 and 2033, holders have the right to require OSI to purchase for cash all or a portion of their notes at a price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of purchase. In addition, if OSI experiences a fundamental change, holders may require OSI to purchase for cash all or a portion of their notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, including contingent interest, if any, to, but excluding, the date of such purchase.
     The Notes will be unsecured obligations and will be subordinated to all of OSI’s existing and future senior indebtedness. The Notes will rank equally with all of OSI’s existing and future senior subordinated indebtedness, and will be effectively subordinated to all of OSI’s existing and future secured indebtedness to the extent of the security therefor. The Notes will not be guaranteed by any of OSI’s subsidiaries, and accordingly the Notes will be effectively subordinated to the indebtedness and other liabilities of OSI’s subsidiaries, including trade payables.
     In connection with the sale of the Notes, OSI entered into a registration rights agreement dated as of January 9, 2008 with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, OSI agreed to file with the Securities and Exchange Commission within 90 days after the issuance of the Notes a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. OSI also agreed to use its reasonable best efforts to cause the registration statement to become effective within 180 days after the issuance of the Notes, and to keep it effective for a period of up to one year, subject to its right to suspend the use of the prospectus forming a part of the registration statement under certain circumstances. OSI will be required to pay additional interest of up to 0.50% per annum, subject to certain limitations, to the holders of the Notes if it fails to comply with its obligation to register the Notes and the Common Stock issuable upon conversion of the Notes or if the registration statement does not remain effective as required.

ITEM 8.01. Other Events
     On January 8, 2008, OSI issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 8, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2008	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 8, 2008

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